EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Reg. Nos. 333-180054, 333-103432 and 333-149402) and Form S-8 (Reg. Nos. 333-174496, 333-167174, 333-129866, 333-124125, 333-43820, 333-65989 and 33-65998) of Avon Products, Inc. of our report dated February 28, 2013 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
February 28, 2013